UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 7, 2021 our Board of Directors elected Scott C. Syphax (Age 57) and Fabiola Cobarrubias, M.D. (Age 54), to serve on the Board for terms expiring at the 2022 and 2023 Annual Meetings of Stockholders, respectively, at which times Mr. Syphax and Dr. Cobarrubias will stand for re-election to full three year terms. In accordance with the Agreement and Plan of Acquisition by and among ProAssurance Corporation, PRA Professional Liability Group, Inc., and NORCAL Mutual Insurance Company (“NORCAL”), Mr. Syphax and Dr. Cobarrubias were nominated by NORCAL, vetted by the Nominating/Corporate Governance Committee of ProAssurance, and elected by unanimous written consent of the ProAssurance Board of Directors on May 7, 2021. Both Mr. Syphax and Dr. Cobarrubias join the Board effective immediately.
Prior to the conversion and acquisition of NORCAL, Mr. Syphax served as a member of NORCAL’s board, Chair of the Transactions Committee, and a member of the Executive and Investment Committees. He is the President and Chief Executive Officer of Syphax Strategic Solutions, a Sacramento-based management consulting company focusing on the healthcare, real estate, and financial services industries. Mr. Syphax serves as Chairman of the Nehemiah Community Foundation, sponsor of the Nehemiah Emerging Leaders Program which Mr. Syphax founded in 2009.
Previously, Mr. Syphax was the Chairman and CEO of The Nehemiah Companies, a Sacramento-based social enterprise and real estate development firm where he managed the Nehemiah Community Reinvestment Fund, which facilitated development in underserved communities across the United States and provided down payment assistance funding for families seeking to acquire homes.
Mr. Syphax serves as a Director for the respective Boards of the Federal Home Loan Bank of San Francisco and the Sacramento Regional Community Foundation. He previously served as Vice Chairman of the Corporate Fund Board of the John F. Kennedy Center for the Performing Arts in Washington, D.C., and was a founding member of the California Department of Insurance’s Task Force of Supplier and Board Governance Diversity.
Mr. Syphax holds a Bachelor of Science degree from California State University, Sacramento. He was an Executive Fellow of the Coro Foundation, a National Fellow of the Coro National Board of Governors Association, a Senior Fellow of the American Leadership Forum, and a Board Governance Fellow of the National Association of Corporate Directors.
Prior to the conversion and acquisition of NORCAL by ProAssurance, Dr. Cobarrubias served as Vice Chair of NORCAL’s Board, Chair of the Governance Committee, and a member of the Audit and Investment Committees. Dr. Cobarrubias also served on the Board of Preferred Physicians Medical RRG, a NORCAL affiliate that provides specialty medical professional liability insurance for Anesthesia.
Dr. Cobarrubias has served as a hospitalist at the California Pacific Medical Center for over 25 years, where she held the position of Medical Director – Hospitals Service from 2004 to 2011. She is also a founder, CEO, and current board Member of Pacific Inpatient Medical Group, where she is responsible for high-level management and administration of all aspects of the physician-owned hospitalist medical group consisting of more than 75 physicians across five different acute care hospitals throughout the San Francisco Bay Area.

Dr. Cobarrubias holds an M.B.A. from Haas School of Business at the University of California, Berkeley, an M.D. from the University of California, San Francisco, and a Bachelor of Science degree from Brown University. She is a resident of San Francisco, California, home to ProAssurance’s regional office following ProAssurance’s previously disclosed acquisition of NORCAL Insurance Company.
A copy of the news release announcing election of these new directors is included as Exhibit 99.1 and included in this Item by reference.
.ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1 News release issued May 13, 2021 reporting the election of two new Directors to our Board effective May 7, 2021.
We are furnishing Exhibit 99.1 to this Current Report on Form 8-K solely for the purpose of incorporation by reference into Items 7.01 and 9.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 13, 2021

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
-----------------------------------------------------
Jeffrey P. Lisenby General Counsel

    3